Exhibit 99.1

Mister Car Wash Announces Fourth Quarter and Fiscal Year 2023 Financial Results

Net revenues increased 7.4% during the quarter

Comparable-store sales increased 0.7% during the quarter

Unlimited Wash Club memberships increased 10.3%

Opened a record 35 new greenfield locations in 2023

Provides Fiscal 2024 Initial Outlook

Tucson, Ariz., February 21, 2024 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter and fiscal year ended December 31, 2023.

“Fourth quarter and full-year results reflect continued strong performance. In line with our expectations, we generated positive comparable-store sales and opened a record 35 new greenfields, while simultaneously implementing our new Titanium offering," said John Lai, Chairman and CEO of Mister Car Wash. “Our team has entered 2024 with positive momentum and a commitment to expand the Mister brand. As always, we will do this with a clear focus on managing our business to deliver quality, profitable growth that will create lasting shareholder value.”

Fourth Quarter 2023 Highlights:

•
Net revenues increased 7.4% to $230.1 million, up from $214.3 million in the fourth quarter of 2022.
•
Comparable-store sales increased 0.7%.
•
Unlimited Wash Club® (“UWC”) sales represented 73.8% of total wash sales compared to 70.9% in the fourth quarter of 2022. The Company added six thousand net new UWC members in the fourth quarter and had approximately 2.1 million members as of December 31, 2023.
•
The Company opened 14 new greenfield locations in the fourth quarter of 2023, a quarterly record, bringing the total number of car wash locations operated to 476 as of December 31, 2023, compared to 436 car wash locations as of December 31, 2022, an increase of 9.2%.
•
Net income and net income per diluted share were $12.4 million and $0.04, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $24.0 million and $0.07, respectively.
•
Adjusted EBITDA(1) increased 5.0% to $69.5 million from $66.2 million in the fourth quarter of 2022.

Full Year Highlights:

•
Net revenues increased 5.8% to $927.1 million, up from $876.5 million in the prior year.
•
Comparable-store sales increased 0.3%.
•
The Company added approximately 194 thousand UWC members and UWC membership increased 10.3% on a year-over-year basis.
•
The Company opened a record 35 new greenfield locations during 2023.
•
Net income and net income per diluted share were $80.1 million and $0.24, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $105.2 million and $0.32, respectively.
•
Adjusted EBITDA(1) increased approximately 1.5% to $285.9 million from $281.6 million in the prior year.

(1) See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Store Count

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023
Beginning location count	462	420	436
Locations acquired	-	3	6
Greenfield locations opened	14	13	35
Closures	-	-	1
Ending location count	476	436	476

Balance Sheet and Cash Flow Highlights

•
As of December 31, 2023, cash and cash equivalents totaled $19.0 million, compared to cash and cash equivalents of $65.2 million as of December 31, 2022. There were no borrowings under the Company’s Revolving Commitment as of December 31, 2023 and 2022.
•
Net cash provided by operating activities totaled $204.7 million for the fiscal year 2023, compared to $229.2 million for the fiscal year 2022.

Sale-Leasebacks and Rent Expense

•
In the fourth quarter of 2023, the Company completed five separate sale-leaseback transactions involving a total of five car wash locations for aggregate consideration of $23.8 million.
•
With 427 car wash leases at the end of the year versus 382 leases at the end of the prior year, rent expense increased 14.7% to $27.5 million, compared to the fourth quarter of 2022.

Fiscal 2024 Outlook

The Company’s initial outlook for the fiscal year ending December 31, 2024 compared to actual results of fiscal 2023 is as follows:

	2024 Initial Outlook	2023 Actual
Net revenues	$988 to $1,016 million	$927.1 million
Comparable-store sales growth %	-0.5% to 2.5%	0.3%
Adjusted net income	$99 to $111 million	$105.2 million
Adjusted EBITDA	$291.5 to $308 million	$285.9 million
Diluted adjusted net income per share	$0.30 to $0.34	$0.32
Interest expense, net	$81 million	$75.1 million
Rent expense, net	Approx. $111 million	$100.3 million
Weighted average common shares outstanding, diluted, full year	330 million	328.2 million
New greenfield locations	Approx. 40	35
Capital expenditures	$364 to $405 million	$328.1 million
Sale leasebacks	$135 to $150 million	$123.5 million

Other outlook related commentary:

•
Total capital expenditures for the fiscal year ending December 31, 2024 are expected to consist of approximately $314 million to $350 million of new store growth capital expenditures and $50 million to $55 million of other capital expenditures related to store-level maintenance, productivity improvements and the integration of acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2023 and to provide a business update is scheduled for today, February 21, 2024, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates over 450 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income, and Diluted adjusted net income per share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, expenses associated with the Company’s initial public offering (the “IPO”), and other nonrecurring charges. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Diluted adjusted net income per share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations.

The Company is not providing a reconciliation of the fiscal 2024 outlook for Adjusted EBITDA, Adjusted net income and Diluted adjusted net income per share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2023 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenues	$230,140	$214,352	$927,070	$876,506
Cost of labor and chemicals	68,999	65,350	279,375	268,467
Other store operating expenses	93,400	83,241	363,717	322,414
General and administrative	27,270	24,815	105,708	98,855
Loss (gain) on sale of assets, net	3,595	2,387	125	(949)
Total costs and expenses	193,264	175,793	748,925	688,787
Operating income	36,876	38,559	178,145	187,719

Other expense:
Interest expense, net	19,961	14,867	75,104	41,895
Total other expense	19,961	14,867	75,104	41,895
Income before taxes	16,915	23,692	103,041	145,824
Income tax provision	4,538	5,936	22,911	32,924
Net income	$12,377	$17,756	$80,130	$112,900

Total comprehensive income	$12,377	$17,756	$80,130	$112,900

Net income per share:
Basic	$0.04	$0.06	$0.26	$0.37
Diluted	$0.04	$0.05	$0.24	$0.34
Weighted-average common shares outstanding:
Basic	314,550,061	305,545,143	311,035,122	303,372,095
Diluted	328,122,154	326,903,609	328,239,604	327,560,407

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
(Amounts in thousands, except share and per share data)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$19,047	$65,152
Restricted cash	72	70
Accounts receivable, net	6,304	3,941
Other receivables	14,714	15,182
Inventory, net	8,952	9,174
Prepaid expenses and other current assets	11,805	12,618
Total current assets	60,894	106,137

Property and equipment, net	725,121	560,874
Operating lease right of use assets, net	833,547	776,689
Other intangible assets, net	117,667	123,615
Goodwill	1,134,734	1,109,815
Other assets	9,573	9,102
Total assets	$2,881,536	$2,686,232

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$33,641	$25,649
Accrued payroll and related expenses	19,771	17,218
Other accrued expenses	38,738	41,196
Current maturities of operating lease liability	43,979	40,367
Current maturities of finance lease liability	746	668
Deferred revenue	32,686	29,395
Total current liabilities	169,561	154,493

Long-term debt, net	897,424	895,830
Operating lease liability	809,409	759,775
Financing lease liability	14,033	14,779
Long-term deferred tax liabilities	71,657	53,395
Other long-term liabilities	4,417	6,832
Total liabilities	1,966,501	1,885,104

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 315,192,401 and 306,626,530 shares outstanding as of December 31, 2023 and 2022, respectively	3,157	3,072
Additional paid-in capital	817,271	783,579
Accumulated other comprehensive income	—	—
Retained earnings	94,607	14,477
Total stockholders’ equity	915,035	801,128
Total liabilities and stockholders’ equity	$2,881,536	$2,686,232

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$80,130	$112,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	69,991	61,580
Stock-based compensation expense	24,001	22,305
Loss (gain) on sale of assets, net	125	(949)
Amortization of deferred debt issuance costs	1,698	1,698
Non-cash lease expense	45,084	41,099
Non-cash interest income	—	(302)
Deferred income tax	18,137	29,382
Changes in assets and liabilities:
Accounts receivable, net	(2,363)	(2,668)
Other receivables	960	7,640
Inventory, net	357	(2,661)
Prepaid expenses and other current assets	810	(4,324)
Accounts payable	(113)	5,633
Accrued expenses	6,065	2,387
Deferred revenue	3,195	1,129
Operating lease liability	(40,434)	(42,637)
Other noncurrent assets and liabilities	(2,990)	(3,011)
Net cash provided by operating activities	$204,653	$229,201

Cash flows from investing activities:
Purchases of property and equipment	(328,124)	(191,615)
Acquisition of car wash operations, net of cash	(51,218)	(86,703)
Proceeds from sale of property and equipment	119,977	88,187
Net cash used in investing activities	$(259,365)	$(190,131)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	9,777	8,971
Payments on debt borrowings	—	(2,100)
Principal payments on finance lease obligations	(668)	(577)
Other financing activities	(500)	—
Net cash provided by financing activities	$8,609	$6,294

Net change in cash and cash equivalents, and restricted cash during period	(46,103)	45,364
Cash and cash equivalents, and restricted cash at beginning of period	65,222	19,858
Cash and cash equivalents, and restricted cash at end of period	$19,119	$65,222

Supplemental disclosure of cash flow information:
Cash paid for interest	$75,737	$40,605
Cash paid for income taxes	$4,221	$2,221

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$17,907	$9,816
Property and equipment accrued in other accrued expenses	$13,303	$18,772
Stock option exercise proceeds in other receivables	$-	$25

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income to Adjusted EBITDA:
Net income	$12,377	$17,756	$80,130	$112,900
Interest expense, net	19,961	14,867	75,104	41,895
Income tax provision	4,538	5,936	22,911	32,924
Depreciation and amortization expense	18,573	16,306	69,991	61,580
Loss (gain) on sale of assets, net	3,595	2,387	125	(949)
Stock-based compensation expense	6,434	5,346	24,310	22,305
Acquisition expenses	820	1,107	3,471	3,648
Non-cash rent expense	1,420	972	5,043	2,792
Expenses associated with initial public offering	—	—	—	272
Other	1,772	1,512	4,839	4,279
Adjusted EBITDA	$69,490	$66,189	$285,924	$281,646

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income to Adjusted Net Income:
Net income	$12,377	$17,756	$80,130	$112,900
Loss (gain) on sale of assets, net	3,595	2,387	125	(949)
Stock-based compensation expense	6,434	5,346	24,310	22,305
Acquisition expenses	820	1,107	3,471	3,648
Non-cash rent expense	1,420	972	5,043	2,792
Expenses associated with initial public offering	—	—	—	272
Other	1,772	1,512	4,839	4,279
Income tax impact of stock award exercises	1,058	(342)	(3,274)	(6,338)
Tax impact of adjustments to net income	(3,510)	(2,831)	(9,447)	(8,087)
Adjusted Net Income	$23,966	$25,907	$105,197	$130,822
Diluted Adjusted Net Income per Share	$0.07	$0.08	$0.32	$0.40
Adjusted weighted-average common shares outstanding - diluted	328,122,154	326,903,609	328,239,604	327,560,407